UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

Adagio Therapeutics, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-40703	83-1403134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 178 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 819-0080

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ADGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously reported by Adagio Therapeutics, Inc. (the “Company”) on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2022 (the “Initial Form 8-K”), the Company’s Board of Directors appointed David Hering to serve as Interim Chief Executive Officer. This Current Report on Form 8-K/A is being filed, pursuant to Instruction 2 to Item 5.02 of Form 8-K, as an amendment to the Initial Form 8-K to add information related to additional compensation that Mr. Hering received in connection with his appointment to this new position that was not determined at the time of the filing of the Initial Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e) On February 23, 2022, Tillman U. Gerngross, Ph.D. resigned as Chief Executive Officer and President of Adagio Therapeutics, Inc. (the “Company”) and as a member of the Board of Directors (the “Board”) of the Company.

Following Dr. Gerngross’s resignation, on February 23, 2022, the Board appointed David Hering to serve as Interim Chief Executive Officer. Mr. Hering will also continue to serve as the Company’s Chief Operating Officer. There is no arrangement or understanding between Mr. Hering and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Hering and any of the Company’s other executive officers or directors. The Company is not aware of any transaction involving Mr. Hering requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Hering’s appointment as Interim Chief Executive Officer, on March 18, 2022, the Board approved the following compensation for Mr. Hering: (i) an increase in Mr. Hering’s annual base salary to $510,000, effective as of February 23, 2022, (ii) a monthly stipend of $7,500 in addition to Mr. Hering’s base salary during his tenure as Interim Chief Executive Officer and (iii) a target bonus for 2022 reflecting a blended rate of (a) a 60% target bonus at an assumed annual base salary of $600,000 for time served as Interim Chief Executive Officer and (b) a 40% target bonus for time served solely as Chief Operating Officer.

Mr. Hering’s employment agreement (the “Employment Agreement”), which was amended and restated in connection with the Company’s initial public offering, provides that Mr. Hering is eligible for an annual target bonus of 40% of his base salary (which will be adjusted pursuant to the foregoing for time served as Interim Chief Executive Officer). The annual bonus will be determined by the Compensation Committee of the Board based on the achievement of performance goals and objectives for the calendar year. The Employment Agreement provides for standard benefits, such as paid time off, reimbursement of business expenses, and participation in the Company’s employee benefit plans and programs. In the event that Mr. Hering’s employment ends upon death or a disability, he will be entitled to accrued obligations and payment of his target bonus so long as his employment terminates after the completion of the calendar year but prior to the date of payment of the bonus (the “Earned Bonus”). In the event that Mr. Hering’s employment terminates, other than during the period commencing three months prior to or ending 12 months following a “change in control” (as defined in the Company’s 2021 Equity Incentive Plan) (the “Change in Control Period”) by the Company without “cause” or by him for “good reason” (each as defined in the Employment Agreement), and subject to the delivery to the Company of a separation agreement that includes a general release of claims, Mr. Hering will receive cash severance equal to nine months of his base salary, as well as the Earned Bonus, if applicable, and nine months continuation of benefits. Mr. Hering will also be entitled to delayed forfeiture of unvested time-based equity awards until 90 days after the date of termination. In the event that Mr. Hering’s employment is terminated by the Company without cause or by him for good reason, in either case, during the Change in Control Period, and subject to his delivery to the Company of a separation agreement that includes a general release of claims, Mr. Hering will receive cash severance equal to 12 months of his base salary, his target bonus for the year of termination, as well as the Earned Bonus, if applicable, and 12 months continuation of benefits. In such case, Mr. Hering will also be entitled to immediate acceleration and full vesting of any time-based equity awards, exercisable or nonforfeitable as if employment continued until the later of the date of termination or the effective date of the separation agreement.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the complete terms and conditions of the Employment Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Hering has also entered into an indemnification agreement in the form previously approved by the Board, which form is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A, filed with the SEC on August 2, 2021.

David Hering, M.B.A., 47, has served as the Company’s Chief Operating Officer since June 2021. Prior to joining Adagio, Mr. Hering served as the Head of the mRNA Global Franchise Business of Pfizer, Inc. from April 2021 to June 2021, the President of North America Vaccines of Pfizer, Inc. from December 2018 to April 2021 and the Vaccines Commercial Officer of Pfizer, Inc. from June 2015 to December 2018. Before joining Pfizer in 2015, Mr. Hering spent seven years at Novartis Vaccines, where he held the position of Head of the North America Region. Mr. Hering received an M.B.A. from Harvard Business School and a B.S. in Operations Research and Industrial Engineering from Cornell University.

In order to achieve a more equal balance of membership among the Company’s three classes of directors in connection with Dr. Gerngross’s resignation from the Board, the Board determined that one of its members should be reclassified from Class II (with a term expiring at the Company’s 2023 annual meeting of stockholders) to Class III (with a term expiring at the Company’s 2024 annual meeting of stockholders). Accordingly, on February 23, 2022, Tom Heyman agreed to resign from his position as a Class II director subject to his immediate reappointment as a Class III director. The Board accepted Mr. Heyman’s resignation and immediately reappointed him as a Class III director. The resignation and reappointment of Mr. Heyman was effected solely to rebalance the Board classes in connection with Dr. Gerngross’s resignation, and for all other purposes, Mr. Heyman’s service on the Board is deemed to have continued uninterrupted.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement, by and between the Registrant and David Hering, dated August 5, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adagio Therapeutics, Inc.

Dated: March 21, 2022	By:	/s/ Jill Andersen
Jill Andersen
Chief Legal Officer and Corporate Secretary